UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 7, 2008, Lars Kroijer was appointed as a director of ROO Group, Inc. (the “Company”). There is no family relationship between Mr. Kroijer and any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Kroijer, 36, is the CEO of Holte Capital Ltd, a London-based special situations hedge fund which he founded in 2002. Prior to establishing Holte Capital, Mr. Kroijer served in the London office of HBK Investments focusing on special situations investing and event-driven arbitrage from 1999 to 2002. In addition, he previously worked at SC Fundamental, a value-focused hedge fund based in New York from 1998 to 1999, and the investment banking division of Lazard Freres in New York from 1994 to 1996. Mr. Kroijer graduated Magna Cumme Laude from Harvard University and received a MBA from Harvard Business School. Mr. Kroijer has been simultaneously appointed as chairman of the Company’s Compensation Committee.

Item 7.01 Regulation FD Disclosure.

On February 7, 2007, the Company issued a press release relating to the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: February 29, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman Chief Executive Officer